EXHIBIT 99.1

Execution Version

SECOND AMENDMENT
TO REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of September 2, 2009, by and among RPC, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Required Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”) as issuing bank (the “Issuing Bank”) and as swingline lender (the ”Swingline Lender”) .

W I T N E S S E T H:

WHEREAS, the Borrower, the Required Lenders, certain other financial institutions (together with the Required Lenders, the “Lenders”), the Issuing Bank, the Swingline Lender and the Administrative Agent are parties to a certain Revolving Credit Agreement, dated as of September 8, 2006 as amended by that certain Commitment Increase Amendment to Revolving Credit Agreement dated as of June 5, 2008 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders, the Issuing Bank and the Swingline Lender have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Required Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent amend certain provisions of the Credit Agreement and reduce the Revolving Credit Commitments to $200,000,000 pursuant to Section 2.7 of the Credit Agreement, and subject to the terms and conditions hereof, the Required Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Required Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent agree as follows:

1.            Amendments.

(a)           Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Aggregate Revolving Commitment Amount”, “Base Rate”, “Interest Coverage Ratio” and “Letter of Credit” with the following:

“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time.  On the Second Amendment Effective Date, the Aggregate Revolving Commitment Amount is $200,000,000.

“Base Rate” shall mean the highest of (i) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) and (iii) the Adjusted LIBO Rate determined on a daily basis for an Interest Period of one (1) month, plus one percent (1.00%) per annum (any changes in such rates to be effective as of the date of any change in such rate).  The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers.  The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent’s prime lending rate.

“Interest Coverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date to (ii) Consolidated Interest Expense for the four consecutive Fiscal Quarters ending on or immediately prior to such date.

“Letter of Credit” shall mean any stand-by letter of credit or trade letter of credit issued pursuant to Section 2.21 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment.

(b)           Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions of “Cash Collateralize”, “Defaulting Lender”, “Lender Insolvency Event”, Non-“Defaulting Lender”, “Parent Company”, “Potential Defaulting Lender” and “Second Amendment Effective Date” in the appropriate alphabetical order:

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars, with a depository institution and pursuant to documentation in form and substance, reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” has a corresponding meaning).

“Defaulting Lender” shall mean, at any time, a Lender as to which the Administrative Agent has notified the Borrower that (i) such Lender has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan and/or make a payment to the Issuing Bank in respect of a Letter of Credit or to the Swingline Lender in respect of a Swingline Loan (each a “funding obligation”), (ii) such Lender has notified the Administrative Agent, or has stated publicly, that it will not comply with any such funding obligation hereunder, or has defaulted on, its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement, (iii) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender.  Any determination that a Lender is a Defaulting Lender under clauses (i) through (iv) above will be made by the Administrative Agent in its sole discretion acting in good faith.  The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervener or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) such Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Lender Insolvency Event  shall not be deemed to have occurred  solely by virtue of the ownership or acquisition of any equity interest in or control of such Lender or a parent company thereof by a governmental authority or an instrumentality thereof.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Potential Defaulting Lender” shall mean, at any time, a Lender (i) as to which the Administrative Agent has notified the Borrower that an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any financial institution affiliate of such Lender, (ii) that has (or its Parent Company or a financial institution affiliate thereof has) notified the Administrative Agent, or has stated publicly, that it will not comply with its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement or (iii) that has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency.  Any determination that a Lender is a Potential Defaulting Lender under any of clauses (i) through (iii) above will be made by the Administrative Agent in its sole discretion acting in good faith.  The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Second Amendment Effective Date” shall mean September 2, 2009.

(c)           Section 1.3 of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at "fair value", as defined therein.

(d)           Article II of the Credit Agreement is hereby amended by adding the following Section 2.25 to the end of such Article:

Section 2.25.   Defaulting Lenders.

(a)           If a Lender becomes, and during the period it remains, a Defaulting Lender or Potential Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:

(1)           the LC Exposure and Swingline Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitments; provided that (a) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(2)           to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s LC Exposure and Swingline Exposure cannot be so reallocated, for any reason, or with respect to the LC Exposure and Swingline Exposure of any Potential Defaulting Lender, the Borrower will, not later than two (2) Business Days after demand by the Administrative Agent (at the direction of the Issuing Bank and/or the Swingline Lender), (a) Cash Collateralize the obligations of the Borrower to the Issuing Bank or Swingline Lender in respect of such LC Exposure or Swingline Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of the LC Exposure and Swingline Exposure of such Defaulting Lender or the LC Exposure and Swingline Exposure of such Potential Defaulting Lender, or (b) in the case of such Swingline Exposure, prepay (subject to clause (4) below) and/or Cash Collateralize in full the unreallocated portion thereof, or (c) make other arrangements satisfactory to the Administrative Agent, the Issuing Bank and the Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender;

(3)           in addition to the other conditions precedent set forth in Section 3.2, the Issuing Bank will not be required to issue, amend or increase any Letter of Credit and the Swingline Lender will not be required to make any Swingline Loans unless they are satisfied that 100% of the related LC Exposure and Swingline Exposure is fully covered or eliminated by any combination satisfactory to the Issuing Bank or the Swingline Lender, as the case may be, of the following:

(i) in the case of a Defaulting Lender, the LC Exposure and Swingline Exposure of such Defaulting Lender is reallocated as to outstanding and future Letters of Credit and Swingline Loans to the Non-Defaulting Lenders as provided in clause (1) above;

(ii) in the case of a Defaulting Lender or a Potential Defaulting Lender, without limiting the provisions of clause (3)(i), the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit or Swingline Loan in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit or Swingline Loan, or the Borrower makes other arrangements satisfactory to the Administrative Agent, the Issuing Bank and the Swingline Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender;

provided that (a) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender, and (b) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender or Potential Defaulting Lender, or cause such Defaulting Lender or Potential Defaulting Lender to be a Non-Defaulting Lender;

(4)           any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be applied by the Administrative Agent, to the fullest extent permitted by law, in the following order of priority:  first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank under this Agreement, and third to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct;

(5)           such Defaulting Lender will not be entitled to fees accruing during such period pursuant to Sections 2.12(b) and 2.12(c) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees), to the extent that a portion of the LC Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to clause (2), such fees that would have accrued for the benefit of such Defaulting Lender to instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Senior Revolving Commitments;

(6)           the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts).

(b)           If the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender agree in writing in their discretion that a Lender that is a Defaulting Lender or a Potential Defaulting Lender should no longer be deemed to be a Defaulting Lender or Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, the LC Exposure and the Swingline Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and such Lender will purchase at par such portion of outstanding Revolving Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender and will be a Non-Defaulting Lender (and such Revolving Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing) and if any cash collateral has been posted with respect to such Defaulting Lender or Potential Defaulting Lender, the Administrative Agent will promptly return such cash collateral to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender or Potential Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender or Potential Defaulting Lender.

(e)           Section 9.7 of the Credit Agreement is hereby amended by the addition of the following subsection (c) to such Section:

(c)           In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.25(a), then the Issuing Bank and the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank or as Swingline Lender, as the case may be, effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five Business Days after the date of such notice).

(f)           Schedule II to the Credit Agreement is hereby amended by replacing such Schedule with the Schedule II attached hereto.

2.            Commitment Reduction.  Upon this Amendment becoming effective, the Borrower hereby reduces the Aggregate Revolving Commitments pursuant to Section 2.7 of the Credit Agreement, ratably among the Revolving Lenders, such that the Aggregate Revolving Commitment Amount is $200,000,000, and the Revolving Lenders and the Administrative Agent waive any prior written notice required under Section 2.7 of the Credit Agreement in connection with such reduction.

3.            Conditions to Effectiveness of this Amendment.  Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Required Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) an amendment fee in an amount equal to 0.10% of the Revolving Credit Commitments of those Lenders that execute and deliver this Amendment, to be paid ratably to such Lenders and calculated on the Revolving Credit Commitments after giving effect to the reduction in the Revolving Credit Commitments contemplated herein, (ii) such other fees as the Borrower has previously agreed to pay the Administrative Agent or any of its affiliates in connection with this Amendment, (iii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (iv) each of the following documents:

(a)           executed counterparts to this Amendment from the Borrower, each of the Guarantors and the Required Lenders; and

(b)           a certificate of the Secretary or Assistant Secretary of the Borrower and each Guarantor, certifying the resolutions of its boards of directors, authorizing the execution, delivery and performance of this Amendment and certifying the name, title and true signature of each officer of the Borrower or the Guarantor, as the case may be, executing the Amendment and confirming no changes have occurred to the articles of incorporation or bylaws of the Borrower or the Guarantors.

4.           Representations and Warranties.  To induce the Required Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Required Lenders and the Administrative Agent:

(a)           The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(b)           The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

(c)           The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Parent or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;

(d)           This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(e)           After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

5.           Reaffirmation.  Each Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement.

6.           Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7.           Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia and all applicable federal laws of the United States of America.

8.           No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9.           Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10.           Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11.           Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12.           Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:

RPC, INC.

By: /s/ Richard A. Hubbell
Name: Richard A. Hubbell
Title: President

GUARANTORS:

PATTERSON SERVICES, INC.

By: /s/ Richard A. Hubbell
Name: Richard A. Hubbell
Title: President

CUDD PRESSURE CONTROL, INC.

By: /s/ Richard A. Hubbell
Name: Richard A. Hubbell
Title: President

CUDD PUMPING SERVICES, INC.

By: /s/ Richard A. Hubbell
Name: Richard A. Hubbell
Title: President

BRONCO OILFIELD SERVICES, INC.

By: /s/ Richard A. Hubbell
Name: Richard A. Hubbell
Title: President

[SIGNATURE PAGE TO SECOND AMENDMENT]

LENDERS:

SUNTRUST BANK, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By: /s/ Baerbel Freudenthaler
Name: Baerbel Freudenthaler
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

BANK OF AMERICA, N.A., as Lender

By: /s/ Shawn Janko
Name: Shawn Janko
Title: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Anne L. Sayles
Name: Anne L. Sayles
Title: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

REGIONS BANK, as a Lender

By: /s/ Olesya Wagoner
Name: Olesya Wagoner
Title: AVP

[SIGNATURE PAGE TO SECOND AMENDMENT]

WELLS FARGO BANK, N.A., as a Lender

By: /s/ James T. Wilkins, Jr.
Name: James T. Wilkins, Jr.
Title: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

COMERICA BANK, as a Lender

By: /s/ Scott M. Kowalski
Name: Scott M. Kowalski
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT]

FIFTH THIRD BANK, N.A., as a Lender

By: /s/ Mitchell A. Early
Name: Mitchell A. Early
Title: Portfolio Manager - Officer

[SIGNATURE PAGE TO SECOND AMENDMENT]

PNC BANK, formerly known as MERCANTILE- SAFE DEPOSIT & TRUST COMPANY, as a Lender

By: /s/ C. Douglas Sawyer
Name: C. Douglas Sawyer
Title: SVP

[SIGNATURE PAGE TO SECOND AMENDMENT]

Schedule I

COMMITMENT AMOUNTS

Lender	Revolving Commitment Amount
SunTrust Bank	$44,519,393
Bank of America, N.A.	$33,726,813
Wachovia Bank, National Association	$22,259,696
Branch Banking and Trust Company	$26,981,450
Regions Bank	$16,863,406
Wells Fargo Bank, N.A.	$16,863,406
Comerica Bank	$13,490,725
Fifth Third Bank, N.A.	$13,490,725
PNC Bank	$11,804,384

[SIGNATURE PAGE TO SECOND AMENDMENT]